SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8K

                                 CURRENT REPORT

                          Date of Report: July 15, 1998

                           Commission File No. 0-15543
                        METAL RECOVERY TECHNOLOGIES INC.
             (Exact name of Registrant as specified in its charter)


                        Delaware                        71-0628061
             (State of incorporation)       (I.R.S. Employee Identification No.)

                 415 East 151st Street
                 East Chicago, Indiana                    46312
   (Address of principle executive office)              (Zip Code)

       Registrant's telephone number, including area code: (219) 397-6261

Item 5.           Other Events

Cancellation of Performance Shares and Convertible Redeemable Performance Shares

The Company has reached an agreement with the holders of the performance shares and the CRPS issued at the time of the company acquisition of MRI(US), Inc. (See attached extract from the Company's for 10K filing and reference to the Company's 8K filing dated June 14, 1995.)

The agreed terms are as follows:

Compensation for surrendering 14,000,000 performance shares - $0.00.

Compensation for surrendering $25,000,000 of CRPS - 20,000,000 common shares of the Corporations common stock to be issued under Reg S of the SEC.

Signed

/s/

Roy Pearce
Company Secretary
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